UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 23, 2013

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer.

On April 23, 2013, pursuant to appointment by the Board of Pro-Dex, Inc. (the “Company”), Richard L. Van Kirk, Jr., age 52, began service as the Company’s Chief Operating Officer. Mr. Van Kirk joined the Company as its Director of Manufacturing in January 2006, was promoted to Vice President of Manufacturing in 2007, and was named Vice President of Operations in 2012. From 2002 until joining the Company in 2006, Mr. Van Kirk served as Manufacturing Manager and Manager of Product Development for the ChargeSource division of Comarco Wireless Technologies, a provider of power and charging functionality for popular electronic devices and wireless accessories. From 2000 to 2001, Mr. Van Kirk served as General Manager for CEH Metal Technologies, a precision sheet metal and machine shop, and from 1996 to 2000 he served as Customer Service Manager, and subsequently General Manager, at Dynacast, a leader in precision die casting.

In connection with the appointment, the Company and Mr. Van Kirk entered into an at-will employment arrangement (the “April 2013 Employment Arrangement”), which incorporates certain terms of Mr. Van Kirk’s existing at-will employment arrangement dated January 6, 2006 (the “January 2006 Employment Arrangement”). Under the terms of this arrangement, Mr. Van Kirk will report to the Chief Executive Officer of the Company and his compensation will consist of the following components effective as of April 23, 2013:

•	A base salary at an annualized rate of $180,000.

•	Participation in the Company’s Annual Incentive Plan and Long Term Incentive Plan.

•

Mr. Van Kirk is permitted to participate in any program of stock options or other equity grants that the Company may from time to time provide key employees. Such grants are made under the terms and provisions of the Second Amended and Restated 2004 Stock Option Plan or a successor stock incentive plan as may be approved by the Company’s board of directors. Mr. Van Kirk is not being granted any new stock options or other equity grants in connection with his appointment to Chief Operating Officer.

•

Health, dental, disability and life insurance, qualified retirement plans, and optional employee benefits of the Company on the same terms as other employees of the Company, except Mr. Van Kirk will not participate in the Company-wide employee bonus plan.

Mr. Van Kirk is also a party to the Company’s standard form of Change of Control Agreement, which he entered into with the Company on July 19, 2011 (the “Change of Control Agreement”). The Change of Control Agreement provides that if Mr. Van Kirk’s employment with the Company involuntarily terminates (as such term is defined in the Change of Control Agreement) within 12 months after a change of control (as such term is defined in the Change of Control Agreement) of the Company, he will receive, subject to signing a release of claims in favor of the Company, (i) a lump sum amount equal to thirty (30) weeks of his base compensation at the time of such termination and (ii) one hundred percent (100%) Company-paid health, dental and life insurance coverage (on the terms provided to him immediately prior to his termination) for the shorter of (i) twelve (12) months following termination or (ii) until he becomes covered under another employer’s group health, dental or life insurance plan. Also in the event of involuntary termination, the agreement provides that Mr. Van Kirk is entitled to receive bonus or compensation award payments, if any, in accordance with the terms of the Company’s Annual Incentive Plan and Long Term Incentive Plan, and the Company shall pay him all of his accrued and unused vacation, if any, in each case through the date of termination. The Change of Control Agreement terminates on July 19, 2014.

In addition, Mr. Van Kirk is covered by the Company’s Employee Severance Policy, the terms of which are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on July 7, 2011. Mr. Van Kirk is not eligible for payment under the Employee Severance Policy if he receives payment under the above-referenced Change of Control Agreement (or any subsequent change of control agreement he may enter into with the Company).

On April 23, 2013, Mr. Van Kirk also entered into the Company’s standard form of Indemnification Agreement for directors and certain officers of the Company, the terms of which are described in the Company’s Current Report on Form 8-K filed with the Commission on October 29, 2008.

Complete copies of the April 2013 Employment Arrangement, the January 2006 Employment Arrangement and the Change of Control Agreement are attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively. A complete copy of the Company’s Employee Severance Policy is incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 7, 2011. The summary of above is qualified in its entirety by the full text of the aforementioned agreements and arrangements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Arrangement entered into between Pro-Dex, Inc. and Richard L. Van Kirk, dated April 23, 2013.

Exhibit 10.2	Employment Arrangement entered into between Pro-Dex, Inc. and Richard L. Van Kirk, dated January 6, 2006.

Exhibit 10.3	Change of Control Agreement entered into between Pro-Dex, Inc. and Richard L. Van Kirk dated July 19, 2011.

Exhibit 10.4	Employee Severance Policy, adopted July 1, 2011 (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed July 7, 2011).

Exhibit 10.5	Form of Indemnification Agreement for directors and certain officers (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed October 29, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2013	PRO-DEX, INC. (R EGISTRANT ).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Executive Officer

INDEX TO EXHIBITS

ATTACHED TO THIS REPORT

Exhibit Number	Description

Exhibit 10.1	Employment Arrangement entered into between Pro-Dex, Inc. and Richard L. Van Kirk, dated April 23, 2013.

Exhibit 10.2	Employment Arrangement entered into between Pro-Dex, Inc. and Richard L. Van Kirk, dated January 6, 2006.

Exhibit 10.3	Change of Control Agreement entered into between Pro-Dex, Inc. and Richard L. Van Kirk dated July 19, 2011.